    As filed with the Securities and Exchange Commission on December 17, 1999
                                                    Registration No.
                                                                    ------------
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------
                                NRG ENERGY, INC.
             (Exact name of registrant as specified in its charter)
                            -----------------------

                    DELAWARE                                                                41-1724239
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification Number)

                            -----------------------

                          1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
                                 (612) 373-5300

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            -----------------------

                              JAMES J. BENDER, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                                NRG ENERGY, INC.
                          1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
                                 (612) 373-5300


 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                          ---------------------------
                                 WITH COPIES TO:
                          ---------------------------

                             RICHARD M. RUSSO, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                         1801 CALIFORNIA ST., SUITE 4100
                             DENVER, COLORADO 80202
                                 (303) 298-5700

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[ ]
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                      PROPOSED MAXIMUM         PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF SECURITIES TO BE         AMOUNT TO        AGGREGATE PRICE PER       AGGREGATE OFFERING       AMOUNT OF
                  REGISTERED                     BE REGISTERED            UNIT(1)                 PRICE (2)         REGISTRATION FEE
----------------------------------------------- ----------------- ------------------------- ----------------------- ----------------
               Debt Securities                     $500,000,000             100%                  $500,000,000      $132,000
====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.
(2) Plus an additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $500,000,000 (the initial public offering price of any debt securities denominated in any foreign currency or currency unit shall be the U.S. dollar equivalent thereof).

                            -----------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED DECEMBER 17, 1999

PROSPECTUS

                                  $500,000,000


                                   [NRG LOGO]


                                NRG ENERGY, INC.


                                 DEBT SECURITIES



          We may offer from time to time up to U.S. $500,000,000 worth of unsecured senior debt securities in one or more series with the same or different terms. Senior debt securities include our notes and other evidences of unsecured indebtedness, which are for money borrowed and are not subordinated. We may sell the debt securities through agents, dealers or underwriters we designate from time to time.

          The specific terms of these securities will be provided in supplements to this prospectus. You should read this prospectus and the supplements carefully before you invest.


                                ----------------


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.


                                ----------------







              THE DATE OF THIS PROSPECTUS IS            ,
                                             -----------  --------

          No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information.

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ABOUT THIS PROSPECTUS.......................................................1
WHERE YOU CAN FIND MORE INFORMATION.........................................1
FORWARD-LOOKING STATEMENTS..................................................2
THE COMPANY.................................................................4
USE OF PROCEEDS.............................................................4
EARNINGS TO FIXED CHARGES RATIO.............................................5
DESCRIPTION OF DEBT SECURITIES..............................................5
PLAN OF DISTRIBUTION.......................................................15
LEGAL MATTERS..............................................................16
EXPERTS....................................................................16

                              ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of these materials from the public reference section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     This prospectus is part of a registration statement we have filed with the SEC relating to debt securities. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the debt securities. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 450 Fifth Street, N.W., in Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

     The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the SEC in the future will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the debt securities:

     1. Our Annual Report on Form 10-K405 and Form 10-K405A for the fiscal year ended December 31, 1998;

     2. Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1999; June 30, 1999 and September 30, 1999; and

     3. Our Current Reports on Form 8-K as filed with the SEC on May 24, 1999; June 28, 1999; July 8, 1999; July 16, 1999; September 14, 1999;
          October 14, 1999; November 3, 1999; November 8, 1999; and November 16, 1999.

          You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                               Investor Relations
                                NRG Energy, Inc.
                          1221 Nicollet Mall, Suite 700
                          Minneapolis, Minnesota 55403
                                 (612) 373-5300

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.



                           FORWARD-LOOKING STATEMENTS

          This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecasts," and the like. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:


     - Economic conditions including inflation rates and monetary or currency exchange rate fluctuations;

     - Trade, monetary, fiscal, taxation, and environmental policies of governments, agencies and similar organizations in geographic areas where we have a financial interest;

     - Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;

     - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

     - Availability or cost of capital such as changes in: interest rates; market perceptions of the power generation industry, ourselves or any of our subsidiaries; or security ratings;

     - Factors affecting power generation operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;

     - Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;

     -    Volatility of energy prices in a deregulated market environment;

     -    Increased competition in the power generation industry;

     - Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;

     - Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;

     - Factors associated with various investments including conditions of final legal closing, partnership actions, competition, operating risks, dependence on certain suppliers and customers, domestic and foreign environmental and energy regulations;

     - Limitations on our ability to control the development or operation of projects in which we have less than 100% interest;

     - A limited basis for management to project the results of future operations due to the lack of operating history at development projects, the lack of our operating history at the projects not yet owned and the limited operating history at the remaining projects;

     - The failure to timely satisfy the closing conditions contained in the definitive agreements for the acquisitions of projects that have not yet closed, many of which are beyond our control;

     - Factors challenging the successful integration of projects not previously owned or operated by us, including the ability to obtain operating synergies;

     - Factors associated with operating in foreign countries including: delays in permitting and licensing, construction delays and interruption of business, political instability, risk of war, expropriation, nationalization, renegotiation, or nullification of existing contracts, changes in law, and the ability to convert foreign currency into United States dollars.

          We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.

                                   THE COMPANY

GENERAL

     We are one of the leading participants in the independent power generation industry. We are principally engaged in the acquisition, development and operation of, and ownership of interests in, independent power production and co-generation facilities, thermal energy production and transmission facilities, landfill gas collection and associated electric generation facilities and resource recovery facilities. The power generation facilities in which we currently have interests, including those under construction, as of November 30, 1999 have a total design capacity of 18,243 megawatts ("MW"), of which we have or will have total or shared operational responsibility for 12,548 MW and net ownership of, or leasehold interests in, 8,672 MW. In addition, we have substantial interests in district heating and cooling systems and steam generation and transmission operations. As of November 30, 1999, these thermal businesses had a steam capacity of approximately 3,835 million British thermal units per hour ("mmBtu/hr."), of which our equity interest was 3,400 mmBtu/hr. Refuse-derived fuel plants in which we have an ownership or operating interest processed more than 1,260,000 tons of municipal solid waste into approximately 973,000 tons of refuse-derived fuel during the first eleven months of 1999.

     We have experienced significant growth in the last eleven months, expanding from 3,300 MW of net ownership interests in power generation facilities, including those under construction, as of December 31, 1998 to 8,672 MW of net ownership interests as of November 30, 1999. This growth resulted primarily from a number of domestic acquisitions.

     Our headquarters and principal executive offices are located at 1221 Nicollet Mall, Suite 700, Minneapolis, Minnesota 55403. Our telephone number is
(612) 373-5300. We were established in 1989 and are a wholly-owned subsidiary of Northern States Power Company ("NSP").


                                 USE OF PROCEEDS

     Unless otherwise specified in the supplement which accompanies this prospectus, we will use the net proceeds from the sale of the debt securities for general corporate purposes, which may include financing the development and construction of new facilities, additions to working capital, reductions of our indebtedness and the indebtedness of our subsidiaries, financing of capital expenditures and pending or potential acquisitions. We may invest funds not immediately required for such purposes in short-term investment grade securities. The amount and timing of sales of the debt securities will depend on market conditions and the availability to us of other funds.

                         EARNINGS TO FIXED CHARGES RATIO

     The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated:

                                                                                      Nine Months ended
                                              Year ended December 31,                   September 30,
                                       --------------------------------------         ------------------
                                       1994     1995    1996     1997    1998         1998          1999
                                       ----     ----    ----     ----    ----         ----          ----
Ratio of earnings to fixed
         charges(1)..................  2.98x    1.56x   1.75x    1.16x    (2)          (3)          1.06x

------------------------

(1) The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose "earnings" means income (loss) before income taxes less undistributed equity in our share of operating earnings of unconsolidated affiliates less equity in gain from project termination settlements plus cash distributions from project termination settlements plus fixed charges. "Fixed charges" means interest expense plus interest capitalized plus amortization of debt issuance costs plus one-third of our annual rental expense, which the SEC defines as a reasonable approximation of rental expense interest.

(2) Due primarily to interest expense and undistributed equity in our share of operating earnings of unconsolidated affiliates (totaling $23.4 million), earnings did not cover fixed charges by $7.3 million.

(3) Due primarily to interest expense, undistributed equity in our share of operating earnings of unconsolidated affiliates (totaling $29.9 million) and a write down of investment in projects (totaling $15.1 million), earnings did not cover fixed charges by $47.9 million.


                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     The following summaries of certain provisions of the indenture and the debt securities do not purport to be complete. Except to the extent set forth in a supplement with respect to a particular issue of debt securities, the indenture or indentures for the debt securities will be substantially similar. Unless otherwise stated in an accompanying supplement, the trustee under the indentures under which the debt securities will be issued will be Norwest Bank Minnesota, National Association. (See "Concerning the Trustee.")

GENERAL

     The debt securities will be unsecured senior obligations of the Company. Because we conduct substantially all of our business through numerous subsidiaries and affiliates, all existing and future liabilities of our direct and indirect subsidiaries and affiliates will be effectively senior to the debt securities. The debt securities will not be guaranteed by, or otherwise be obligations of, our project subsidiaries and project affiliates, or our other direct and indirect subsidiaries and affiliates or NSP.

          Reference is made to an accompanying supplement for the following terms of and information relating to the debt securities (to the extent such terms are applicable to such debt securities):

     - the specific designation, aggregate principal amount, purchase price and denomination;

     - the date of maturity; o the interest rate or rates (or the method by which such rate will be determined), if any;

     - the date from which interest will accrue and dates on which any such interest will be payable;

     -    our rights to defer interest, if any;

     - the place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

     -    any redemption, repayment or sinking fund provisions;

     - our obligation, if any, to offer to purchase the debt securities in the event of a "Change of Control" (as defined below);

     -    any applicable material federal income tax consequences; and

     - any other material specific terms of the debt securities, including any material additional events of default or covenants provided for with respect to the debt securities and any material terms that may be required by or advisable under applicable laws or regulations.

          The debt securities will bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in a supplement.

GLOBAL DEBT SECURITIES

          If any debt securities are represented by one or more global securities, the applicable supplement will describe the terms of the depositary arrangement with respect to such global securities.

REDEMPTION

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that, we, at any time, may redeem the debt securities, in whole or in part (if in part, by lot or by such other method as the trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such debt securities, plus accrued interest on the principal amount, if any, to the redemption date, plus the applicable "Make-Whole Premium" (as discussed below).

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that, to determine the applicable Make-Whole Premium for any debt security, an independent investment banking institution of national standing that we select will compute, as of the third business day prior to the redemption date, the sum of the present values of all of the remaining scheduled payments of principal and interest from the redemption date to maturity on such debt security computed on a semiannual basis by discounting such payments (assuming a 360-day year consisting of twelve 30-day months) using a rate to be set forth in the supplement. If the sum of these present values of the remaining payments as computed above exceeds the aggregate unpaid principal amount of the debt security that we will redeem plus any accrued but unpaid interest thereon, the difference will be payable as a premium upon redemption of such debt security. If the sum is equal to or less than such principal amount plus accrued interest, we will pay no premium with respect to such debt security.

CERTAIN COVENANTS OF THE COMPANY

          AFFIRMATIVE COVENANTS

          In addition to such other covenants, if any, as may be described in an accompanying supplement and except as may otherwise be set forth therein, the indenture will require us, subject to certain limitations described therein, to, among other things, do the following:


     -    deliver to the trustee copies of all reports filed with the SEC;

     - deliver to the trustee annual officers' certificates with respect to our compliance with our obligations under the indenture;

     - maintain our corporate existence subject to the provisions described below relating to mergers and consolidations; and

     - pay our taxes when due except where we are contesting such taxes in good faith.

The indenture may also, as set forth in an accompanying supplement, restrict our business or operations or that of our subsidiaries or limit our indebtedness.

          RESTRICTIONS ON LIENS

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that, so long as any of the debt securities are outstanding, we will not pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other lien upon any property at any time directly owned by us to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by us ("Indebtedness"), without making effective provisions whereby the debt securities shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; provided, however, that this restriction shall not apply to or prevent the creation or existence of: (i) liens existing at the original date of issuance of the debt securities; (ii) purchase money liens which do not exceed the cost or value of the purchased property; (iii) other liens not to exceed 10% of our "Consolidated Net Tangible Assets" (defined below) and (iv) liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (i) through (iii). Except as may otherwise be provided in an accompanying supplement, "Consolidated Net Tangible Assets" will be defined as the following: as of the date of any determination thereof, the total amount of all our assets determined on a consolidated basis in accordance with GAAP as of such date less the sum of (a) our consolidated current liabilities determined in accordance with GAAP and (b) assets properly classified as intangible assets, in accordance with GAAP.

          Except as may otherwise be set forth in an accompanying supplement, the indenture will further provide that, in the event we propose to pledge, mortgage or hypothecate any property at any time directly owned by us to secure any Indebtedness, other than as permitted by clauses (i) through (iv) of the previous paragraph, we will agree to give prior written notice thereof to the trustee, who shall give notice to the holders of debt securities, and we will further agree, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively to secure all the debt securities equally and ratably with such Indebtedness.

         The foregoing covenant will not restrict the ability of our subsidiaries and affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon their assets, in connection with project financings or otherwise.

          CHANGE OF CONTROL

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that, if a Change of Control occurs, we will be obligated to offer to purchase all outstanding debt securities. We will conduct any offer to purchase debt securities upon a Change of Control in compliance with applicable regulations under the federal securities laws, including Exchange Act Rule 14e-l. Any limitations on our financial ability to purchase debt securities upon a Change of Control will be described in an accompanying supplement.

          Except as may otherwise be provided in an accompanying supplement, a "Change of Control" will be defined in the indenture as any of the following:

     - NSP (or its successors) ceases to own a majority of our outstanding voting stock;

     - at any time following the occurrence of the event described immediately above, a person or group of persons (other than NSP) becomes the beneficial owner, directly or indirectly, or has the absolute power to direct the vote of more than 35% of our voting stock; or

     - during any one year period, individuals who at the beginning of such period constitute our board of directors cease to be a majority of the board of directors (unless approved by a majority of the current directors then in office who were either directors at the beginning of such period or who were previously so approved).

A Change of Control shall be deemed not to have occurred if, following such an event described above, the debt securities are rated BBB- or better by Standard & Poor's Ratings Group and Baa3 or better by Moody's Investors Service, Inc. Except as may otherwise be set forth in an accompanying supplement, our failure to comply with the Change of Control covenant as to the debt securities will be an "Event of Default" (as defined below) under the indenture. See "Events of Default" below.

          Except as may be provided otherwise in an accompanying supplement, the Change of Control provisions may not be waived by the trustee or the board of directors, and any modification thereof must be approved by each holder of a debt security. We cannot assure you that we would have sufficient liquidity to effectuate any required repurchase of debt securities upon a Change of Control.

          Except as may be provided otherwise in an accompanying supplement, within 30 days following any Change of Control, we will be required to mail a notice to each debt security holder (with a copy to the trustee) stating:

     - that a Change of Control has occurred and that such holder has the right to require us to repurchase such holder's debt securities (the "Change of Control Offer");

     - the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

     - the repurchase date (which shall be a business day and be not earlier than 30 days or later than 60 days from the date such notice is mailed (the "Repurchase Date"));

     -    that interest on any debt security tendered will continue to accrue;

     - that interest on any debt security accepted for payment pursuant to the Change of Control Offer shall cease to accrue after the Repurchase Date;

     - that debt security holders electing to have a debt security purchased pursuant to a Change of Control Offer will be required to surrender the debt security, with the form entitled "Option to Elect Purchase" on the reverse of the debt security completed, to the trustee at the address specified in the notice prior to the close of business on the Repurchase Date;

     - that debt security holders will be entitled to withdraw their election if the trustee receives, not later than the close of business on the third business day (or such shorter periods as may be required by applicable law) preceding the Repurchase Date, a telegram, telex, facsimile or letter setting forth the name of the debt security holder, the principal amount of debt securities the holder delivered for purchase and a statement that such debt security holder is withdrawing its election to have such debt securities purchased; and

     - that debt security holders that elect to have their debt securities purchased only in part will be issued new debt securities in a principal amount equal to the unpurchased portion of the debt securities surrendered.

          MERGER, CONSOLIDATION, SALE, LEASE OR CONVEYANCE

          Except as may otherwise be provided in an accompanying supplement, the indenture will provide that we will not merge or consolidate with or into any other person and we will not sell, lease or convey all or substantially all of our assets to any person, unless we are the continuing corporation, or the successor corporation or the person that acquires all or substantially all of our assets is a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and expressly assumes all of our obligations under the debt securities and the indenture, and, immediately after such merger, consolidation, sale, lease or conveyance, such person or such successor corporation is not in default in the performance of the covenants and conditions in the indenture. The meaning of the term "all or substantially all of the assets" has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will be dependent on the facts and circumstances existing at the time.

          Except as may be provided otherwise in an accompanying supplement, the indenture will provide that, except for a sale of our assets substantially as an entirety as provided above, and other than assets we are required to sell to conform with governmental regulations, we may not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10% of our Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; provided, however, that any such sales shall be disregarded for purposes of this 10% limitation if the proceeds are invested in assets in similar or related lines of our business and, provided further, that we may sell or otherwise dispose of assets in excess of such 10% if we retain the proceeds from such sales or dispositions, which are not reinvested as provided above, as cash or cash equivalents or we use the proceeds to purchase and retire the debt securities.

          REPORTING OBLIGATIONS

          Except as may be provided otherwise in an accompanying supplement, the indenture will provide that we will furnish or cause to be furnished to holders of debt securities copies of our annual reports and of the information, documents and other reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after we file them with the SEC.

EVENTS OF DEFAULT

          Except as may be described in an accompanying supplement, an "Event of Default" will be defined under the indenture as being:

          (a) our failure to pay any interest on any senior debt security when due, which failure continues for 30 days;

          (b) our failure to pay principal or premium (including in connection with a Change of Control) when due;

          (c) our failure to perform any other covenant relative to the debt securities or the indenture for a period of 30 days after the trustee gives us written notice or we receive written notice by the holders of at least 25% in aggregate principal amount of the debt securities;

          (d) an event of default occurring under any of our instruments under which there may be issued, or by which there may be secured or evidenced, any indebtedness for money borrowed that has resulted in the acceleration of such indebtedness, or any default occurring in payment of any such indebtedness at final maturity (and after the expiration of any applicable grace periods), other than (i) indebtedness which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which we or any of our subsidiaries or affiliates is a participant, or which is secured by a lien on the property or assets owned or held by such entity, without further recourse to us or (ii) indebtedness not exceeding $20,000,000;

          (e) one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money aggregating more than $20,000,000 shall be rendered against us (excluding the amount thereof covered by insurance) and shall remain undischarged, unvacated and unstayed for more than 90 days, except while being contested in good faith by appropriate proceedings; and

          (f) certain events of bankruptcy, insolvency or reorganization in respect of us.

          The indenture will provide that if an Event of Default (other than an Event of Default due to certain events of bankruptcy, insolvency or reorganization) has occurred and is continuing, either the trustee or the holders of not less than 25% in principal amount of the debt securities outstanding under the indenture, or such other amount as may be specified in the supplement, may then declare the principal of all debt securities under that indenture and interest accrued thereon to be due and payable immediately.

          Except to the extent otherwise stated in an accompanying supplement, the indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power under the indenture at the request of such holders. Subject to such provisions in the indenture for the indemnification of the trustee and certain other limitations, the holders of a majority in principal amount of the debt securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

          Except to the extent otherwise stated in an accompanying supplement, the indenture will provide that no holder of debt securities may institute any action against us under the indenture (except actions for payment of overdue principal or interest) unless:


     - such holder previously has given the trustee written notice of the default and continuance thereof;

     - the holders of not less than 25% in principal amount of the debt securities then outstanding have requested the trustee to institute such action and offered the trustee reasonable indemnity;

     - the trustee has not instituted such action within 60 days of the request; and

     - the trustee has not received direction inconsistent with such written request from the holders of a majority in principal amount of the debt securities then outstanding under the indenture.

DEFEASANCE AND COVENANT DEFEASANCE

          DEFEASANCE

          Except to the extent otherwise stated in an accompanying supplement, the indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities, on the 123rd day after the deposit referred to below has been made, and the provisions of the indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain obligations to register the transfer of or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold funds for payment in trust) if (A) we have deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities, at the time such payments are due in accordance with the terms of the indenture, (B) we have delivered to the trustee (i) an opinion of counsel to the effect that debt security holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of our option under the defeasance provisions of the indenture and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a ruling of the Internal Revenue Service to the same effect or a change in applicable federal income tax law or related treasury regulations after the date of the indenture and (ii) an opinion of counsel to the effect that the defeasance trust does not constitute an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, (C) immediately after giving effect to such deposit, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound and (D) if at such time the debt securities are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities will not be delisted as a result of such deposit and discharge.

          DEFEASANCE OF CERTAIN COVENANTS AND CERTAIN EVENTS OF DEFAULT

          Except to the extent otherwise stated in an accompanying supplement, the indenture for the debt securities will further provide that the provisions of the indenture will cease to be applicable with respect to (i) the covenants described under "Change of Control" and (ii) clause (c) under "Events of Default" with respect to such covenants and clauses (d) and (e) under "Events of Default" upon the deposit with the trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the debt securities, the satisfaction of the conditions described in clauses
(B)(ii), (C) and (D) of the preceding paragraph and our delivery to the trustee of an opinion of counsel to the effect that, among other things, the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

          DEFEASANCE AND CERTAIN OTHER EVENTS OF DEFAULT

          Except to the extent otherwise stated in an accompanying supplement, the indenture will provide that if we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to the debt securities as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such Event of Default. In such event, we shall remain liable for such payments.

MODIFICATIONS TO THE INDENTURE

          Except as may otherwise be set forth in an accompanying supplement, the indenture will contain provisions permitting us and the trustee, with the consent of the holders of not less than a majority in principal amount of the debt securities then outstanding, to modify the indenture or the rights of the debt security holders, except that no such modification may, without the consent of each debt security holder, (i) extend the final maturity of any of the debt securities or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any debt security holder to institute suit for the payment thereof or make any change in the covenant regarding a Change of Control or (ii) reduce the percentage of debt securities, the consent of the holders of which is required for any such modification.

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that we and the trustee without the consent of any debt security holder may amend the indenture and the debt securities for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which we and the trustee may determine is not inconsistent with the debt securities and will not adversely affect the interest of any debt security holder.

BOOK-ENTRY, DELIVERY AND FORM

          Except as may otherwise be set forth in an accompanying supplement, the indenture will provide that the debt securities will initially be issued in the form of one or more registered notes in global form (the "Global Notes"). Each Global Note will be deposited on the date of the closing of the sale of the debt securities with, or on behalf of, The Depository Trust Company ("DTC"), as depositary, and registered in the name of Cede & Co., as DTC's nominee.

          DTC is a limited-purpose trust company created to hold securities for its participants (the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of the Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchase of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          We expect that pursuant to procedures established by DTC, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the underwriters with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

          Investors in the Global Notes may hold their interests therein directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the debt securities, see "--Exchange of Book-Entry Debt Securities for Certificated Debt Securities" below.

          Except as described below, owners of interests in the Global Notes will not have debt securities registered in their name, will not receive physical delivery of debt securities in certificated form and will not be considered the registered owners or holders thereof under the indenture for any purpose.

          Payments in respect of the Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the trustee will treat the persons in whose names the debt securities, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all purposes whatsoever. Consequently, neither the trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Note or
(ii) any other matter relating to
the actions and practices of DTC or any of its Participants or Indirect Participants. DTC's current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the debt securities, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Except as may otherwise be set forth in an accompanying supplement, DTC will take any action permitted to be taken by a holder of the debt securities only at the direction of one or more Participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default, DTC reserves the right to exchange the Global Notes for debt securities in certificated form and to distribute such debt securities to its Participants.

          The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we have not independently determined the accuracy thereof. We will not have any responsibility for the performance by DTC or its Participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK ENTRY DEBT SECURITIES FOR CERTIFICATED DEBT SECURITIES

          Except as may otherwise be set forth in an accompanying supplement, a Global Note is exchangeable for debt securities in registered certificated form if (i) DTC notifies us that it is unwilling or unable to continue as clearing agency for the Global Note or has ceased to be a clearing agency registered under the Exchange Act and we thereupon fail to appoint a successor clearing agency within 90 days, (ii) we in our sole discretion elect to cause the issuance of definitive certificated debt securities or (iii) there has occurred and is continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the indenture. In addition, beneficial interests in a Global Note may be exchanged for certificated debt securities upon request but only upon at least 20 days, prior written notice given to the trustee by or on behalf of DTC in accordance with customary procedures. In all cases certificated debt securities delivered in exchange for any Global Note or beneficial interest therein will be registered in the names, and issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, requested by or on behalf of the clearing agency (in accordance with its customary procedures).

CONCERNING THE TRUSTEE

          Unless otherwise stated in the supplement, the trustee under the indentures under which debt securities will be issued will be Norwest Bank Minnesota, National Association, and, unless stated in the applicable supplement, (i) it or any other trustee may also be the trustee under any other indenture for debt securities and (ii) any trustee or its affiliates may lend money to us, including under our principal credit facility, and may from time to time have lender or other business arrangements with us. The indenture will contain certain limitations on the rights of the trustee, should it or its affiliates then be our creditors, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

GOVERNING LAW

          Unless otherwise specified in an accompanying supplement, the indenture and the debt securities will be governed by New York law.



                              PLAN OF DISTRIBUTION

          We may offer and sell the debt securities (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to purchasers (through a specific bidding or auction process or otherwise), or (v) through a combination of any such methods of sale. The distribution of the debt securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

          Offers to purchase the debt securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to such agent will be set forth, in the supplement. Unless otherwise indicated in the supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold.

          If an underwriter or underwriters are utilized in the sale of the debt securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the supplement, which will be used by the underwriters to make resales of the debt securities.

          If a dealer is utilized in the sale of the debt securities, we or an underwriter will sell such debt securities to the dealer, as principal. The dealer may then resell such debt securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the supplement relating thereto.

          Offers to purchase the debt securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the supplement relating thereto.

          We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable supplement. Certain of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                  LEGAL MATTERS

          Gibson, Dunn & Crutcher LLP of Denver, Colorado will issue an opinion to us relating to the legality of the debt securities. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the debt securities, that counsel will be named in the prospectus supplement relating to that offering.



                                     EXPERTS

          The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K405 for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee..............................             $132,000
Printing and engraving expenses*.................................................               20,000
Legal fees and expenses*.........................................................               75,000
Accounting fees and expenses*....................................................               20,000
Rating agency fees*..............................................................              215,000
Trustee fees and expenses*.......................................................                5,000
                                                                                              --------
                                                                                              $474,000
                                                                                              ========

-----------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As authorized by Section 145 of the DGCL, each director and officer of NRG may be indemnified by NRG against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of NRG if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of NRG and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of NRG, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NRG unless a court determines otherwise.

     In addition, Article VI of NRG's By-Laws provides that NRG shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of NRG or is or was serving at the request of NRG as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. NRG shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of NRG.

ITEM 16.  EXHIBITS

The following exhibits are filed herewith or incorporated by reference:

     EXHIBIT
      NUMBER                      DESCRIPTION OF EXHIBIT
      ------                      ----------------------
        1.1*        Form of Underwriting Agreement
        4.1         Form of Indenture (Senior Note)
        4.2         Form of Indenture (Redeemable or Remarketable Securities)
        4.3         Proposed Form of Debt Security (Senior Note)(included as Exhibit A of Exhibit 4.1)
        4.4         Proposed Form of Debt Security (Redeemable or Remarketable Security) (included as Exhibit A of Exhibit 4.2)
        5.1         Opinion of Gibson, Dunn & Crutcher LLP as to the legality of the securities registered hereby
       12.1         Computation of Ratios of Earnings to Fixed Charges
       23.1         Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)
       23.2         Consent of PricewaterhouseCoopers LLP
       24.1         Powers of Attorney (contained in, and incorporated by reference to page II-5 of this registration statement)
       25.1*        Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

----------

* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of the debt securities.



ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, the paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on this 17th day of December, 1999.


                                        NRG ENERGY, INC.


                                        By:       /s/ David H. Peterson
                                           -------------------------------------
                                                     David H. Peterson
                                            Chairman of the Board, President and
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints David H. Peterson and Leonard A. Bluhm and each of them, as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement and any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  SIGNATURE                                    TITLE                             DATE
                  ---------                                    -----                             ----

           /s/ David H. Peterson
---------------------------------------------          Chairman of the Board,               December 17, 1999
               David H. Peterson                          President and Chief
                                                          Executive Officer
                                                          (Principal Executive
                                                           Officer)

           /s/ Leonard A. Bluhm
---------------------------------------------          Executive Vice President, and        December 17, 1999
               Leonard A. Bluhm                           Chief Financial Officer
                                                          (Principal Financial
                                                          Officer)

           /s/ David E. Ripka
---------------------------------------------          Controller (Principal                December 17, 1999
               David E. Ripka                             Accounting Officer)


           /s/ Gary R. Johnson
---------------------------------------------          Director                             December 17, 1999
               Gary R. Johnson


           /s/ Cynthia L. Lesher
---------------------------------------------          Director                             December 17, 1999
               Cynthia L. Lesher


           /s/ Edward J. McIntyre
---------------------------------------------          Director                             December 17, 1999
               Edward J. McIntyre


           /s/ John A. Noer
---------------------------------------------          Director                             December 17, 1999
               John A. Noer




























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